FIRST SUPPLEMENTAL INDENTURE, dated as
                              of April , 1996 (the "Supplement"), between VANGUARD CELLULAR SYSTEMS, INC., a North Carolina corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as Trustee under an Indenture, dated as of April , 1996 (the "Indenture").


                                  RECITALS OF THE COMPANY

                         The Company has previously executed and delivered
               to the Trustee the Indenture. Sections 2.1, 2.2 and 12.1 of the Indenture provide, among other things, that the Company, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a series of Debentures and specifying the terms and form of each series of Debentures. The Board of Directors of the Company has duly authorized the creation, issuance, execution and delivery of a series of Debentures consisting of the __% Senior Debentures Due 2006 (the "__% Debentures") in the aggregate principal amount of $200,000,000. The Company and the Trustee are executing and delivering this Supplement in order to provide for the __% Debentures.

                         All things necessary to make this Supplement a
               valid and legally binding agreement of the Company have been done.


               I.  ADDITIONAL PROVISIONS RELATING TO THE __% DEBENTURES

                         The additional terms provided for herein apply
               only to the __% Debentures and do not apply to any other series of Debentures previously issued or to be issued under the Indenture. Except as otherwise set forth herein, all provisions of the Indenture apply to the __% Debentures.

               1.   Provisions Supplemental to Article I of the Indenture.

                    A.  Terms Defined in the Indenture.

                         All capitalized terms used in this Supplement that
               are defined in the Indenture have the meanings assigned to them in the Indenture, except to the extent that such terms





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               are otherwise defined in this Supplement.  To the extent
               that a term is defined both in the Indenture and this Supplement, the definition appearing in this Supplement shall govern with respect to the __% Debentures.

                    B.  Additional Definitions.

                           Section 1.1 of the Indenture is hereby
               supplemented for purposes of the __% Debentures to provide additional definitions in the appropriate alphabetical sequence, as follows:

                         "Additional Assets" means (i) any Property (other
               than cash, cash equivalents or securities) to be owned by the Company or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving or developing any Property owned by the Company or a Restricted Subsidiary which is used in a Related Business and (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

                         "Affiliate" of any specified Person means (i) any
               other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer (a) of such specified Person,
               (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings
               correlative to the foregoing.   "Affiliate" shall also mean
               any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                         "Annualized Pro Forma EBITDA" means, with respect
               to any Person, the product of such Person's Pro Forma EBITDA for the two most recent full fiscal quarters for which financial statements are available multiplied by two.





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                         "Asset Sale" means, with respect to any Person,
               any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger or a Sale and Leaseback Transaction) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of (a) shares of Capital Stock or other ownership interests in another Person (including, with respect to the Company and its Restricted Subsidiaries, Capital Stock of Unrestricted Subsidiaries) or (b) any other Property of such Person or any of its Restricted Subsidiaries; provided, however, that the term "Asset Sale" shall not include: (i) the sale or transfer of Temporary Cash Investments, inventory, accounts receivable or other Property in the ordinary course of business; (ii) the liquidation of Property received in settlement of debts owing to such Person or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person or any of its Restricted Subsidiaries in the ordinary course of business; (iii) when used with respect to the Company, any asset disposition permitted pursuant to Section 10.1 which constitutes a disposition of all or substantially all of the Company's Property; (iv) the sale or transfer of any Property by such Person or any of its Restricted Subsidiaries to such Person or any of its Restricted Subsidiaries; (v) a disposition in the form of a Restricted Payment permitted to be made pursuant to Section 4.10 or (vi) a disposition with a Fair Market Value and a sale price of less than $5 million.

                         "Attributable Indebtedness" means (i) Indebtedness
               deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended) and (ii) the amount of any Indebtedness incurred by any special purpose company or trust in connection with any Permitted Receivables Facility.

                         "Average Life" means, as of the date of
               determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of





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               such Indebtedness or redemption or similar payment with
               respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                         "Board Resolution" means a copy of a resolution
               certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

                         "Capital Expenditure Indebtedness" means
               Indebtedness Incurred by any Person to finance a capital expenditure so long as (i) such capital expenditure is or should be included as an addition to "Property and Equipment, at cost" in accordance with GAAP, and (ii) such Indebtedness is Incurred within 180 days of the date such capital expenditure is made.

                         "Capital Lease Obligations" means Indebtedness
               represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of
               Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the property being leased.

                         "Capital Stock" means, with respect to any Person,
               any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

                         "Capital Stock Sale Proceeds" means the aggregate
               Net Cash Proceeds received by the Company from the issue or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary) by the Company of any class of its Capital Stock (other than Redeemable Stock) after the Issue Date.

                          "Change of Control" means the occurrence of any
               of the following events: (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the





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               meaning of Rule 13d-5(b)(1) under the Exchange Act) other
               than one or more of the Permitted Holders is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office,
               (iii) the Company consolidates or merges with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) consolidates or merges with or into the Company, in either case, other than a consolidation or merger (a) with a Wholly Owned Subsidiary in which all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for substantially the same consideration or (b) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property with the effect that the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the outstanding Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the total voting power of the fully diluted Voting Stock of the Surviving Corporation immediately following such transaction in substantially the same proportions as owned prior to such transaction or (iv) the Company sells, conveys, transfers or leases, directly or indirectly, all or substantially all of its assets (other than a transfer of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders).

                         "Change of Control Triggering Event" means the
               occurrence of both a Change of Control and a Rating Decline with respect to the __% Debentures.

                         "Consolidated Interest Expense" means, for any
               Person (or in the case of the Company, the Company and its Restricted Subsidiaries), for any period, the amount of interest in respect of Indebtedness (including amortization





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                                                                          6





               of original issue discount, fees payable in connection with financings, including commitment, availability and similar fees, and amortization of debt issuance costs, non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under, and the net costs associated with, any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, the amount of Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of such Person held other than by such Person or a Subsidiary of such Person, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and the interest component of rentals in respect of any Capital Lease Obligation or Sale and Leaseback Transaction paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation or a Sale and Leaseback Transaction shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation or Sale and Leaseback Transaction in accordance with GAAP consistently applied.

                         "Consolidated Net Income" of a Person means for
               any period, the net income (loss) of such Person and its Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) with respect to the Company, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) with respect to the Company, any net income (loss) of any Restricted Subsidiary if such





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               Subsidiary is subject to restrictions, directly or
               indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any Property of such Person or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

                         Notwithstanding the provisions of clause (iii) in
               the proceeding paragraph, in the event that Consolidated Net Income is being calculated with respect to the Company or any Surviving Entity (a) for purposes of determining whether the Company or any Surviving Entity could incur at least $1.00 of additional Indebtedness pursuant to clause (i) of
               Section 4.9(a) for purposes of (i) clause (ii) of the first sentence of Section 4.10(a), (ii) clause (iv) under
               Section 10.01 or (iii) the definition of "Unrestricted Subsidiary" or (b) for purposes of calculating Cumulative EBITDA pursuant to clause (iii) of the first sentence of
               Section 4.10(a), restrictions on the payment of dividends or the making of distributions to the Company by Vanguard Cellular Financial Corp. referred to in clause (1)(iii) of the second sentence of Section 4.13 shall be disregarded.

                         Notwithstanding the provisions of clause (iii) in
               the first paragraph of this definition, in the event that Consolidated Net Income is being calculated with respect to the Company for purposes of determining whether the Incurrence of Indebtedness proposed to be Incurred is permissible under clause (i) of Section 4.9(a), then (i) if such proposed Indebtedness is proposed to be Incurred by Vanguard Cellular Financial Corp. or any Subsidiary thereof that is a Restricted Subsidiary, restrictions on the payment





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                                                                          8





               of dividends or the making of distributions to the Company by Vanguard Cellular Financial Corp. referred to in clause (1)(iii) of the second sentence of Section 4.13 shall be disregarded and (ii) if such proposed Indebtedness is proposed to be Incurred by the Company or any Subsidiary of the Company (other than Vanguard Cellular Financial Corp. and its Subsidiaries) that is a Restricted Subsidiary, restrictions on the payment of dividends or the making of distributions to the Company by Vanguard Cellular Financial Corp. referred to in clause (1)(iii) of the second sentence of Section 4.13 shall be disregarded, provided that the lenders pursuant to the Credit Facility modify the Credit Facility to allow for the payment of dividends or the making of distributions to the Company in amounts sufficient to pay the scheduled principal and interest payments on such proposed Indebtedness when due and payable or, in the case of a proposed Incurrence of Indebtedness by a Subsidiary, in an amount sufficient to fund capital contributions or other Investments to or in such Subsidiary in amounts sufficient to pay the scheduled principal and interest payments on such proposed Indebtedness when due and payable so long as there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Facility to declare all amounts thereunder due and payable.

                         "Credit Facility" means the $675 million credit
               facility pursuant to the Amended and Restated Loan Agreement dated as of December 23, 1994 among the Company, various lenders, and The Toronto-Dominion Bank and The Bank of New York and any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

                         "Cumulative EBITDA" means at any date of
               determination the cumulative EBITDA of the Company from and after the last day of the fiscal quarter of the Company immediately preceding the Issue Date to the end of the fiscal quarter immediately preceding the date of determination or, if such cumulative EBITDA for such period is negative, the amount (expressed as a negative number) by which such cumulative EBITDA is less than zero.

                         "Cumulative Interest Expense" means at any date of
               determination the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries from the last day of the fiscal quarter of the Company immediately preceding the Issue Date to the end of the fiscal quarter immediately preceding the date of determination.





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                         "Default" means any event which is, or after
               notice or passage of time or both would be, an Event of Default.

                         "Dollar Equivalent" means, with respect to any
               monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Bankers Trust Company in New York City at approximately 11:00 a.m. (New York time) on the date two Business days prior to such determination.

                         "EBITDA" means, for any Person, for any period, an
               amount equal to (A) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus
               (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

                         "Exchange Act" means the Securities Exchange Act
               of 1934, as amended.

                         "Fair Market Value" means with respect to any
               Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such property or asset has a Fair Market Value of less than $15 million, by any Officer of the Company or (ii) if such property or asset has a Fair Market Value in excess of $15 million, by a majority of the Board of Directors of the Company and evidenced by a Board






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               Resolution, dated within 30 days of the relevant
               transaction.

                         "GAAP" means United States generally accepted
               accounting principles as in effect on the Issue Date, unless stated otherwise.

                         "Geotek Management Consulting Agreement" means the
               management consulting agreement between the Company and Geotek Communications, Inc. as in effect on the Issue Date and renewals or extensions thereof on terms no less favorable to the Company and its Restricted Subsidiaries.

                         "Guarantee" means any obligation, contingent or
               otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
               (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or
               (ii) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                         "Hedging Obligation" of any Person means any
               obligation of such Person pursuant to any Interest Rate Agreement, foreign exchange contract, currency swap agreement, currency option or any other similar agreement or arrangement.

                         "Holder" or "Securityholder" means the Person in
               whose name a __% Debenture is registered on the Registrar's books.

                         "Incur" means, with respect to any Indebtedness or
               other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings





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                                                                         11





               correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, that solely for purposes of determining compliance with
               Section 4.9, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at Stated Maturity.

                         "Indebtedness" means (without duplication), with
               respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capital Lease Obligations, (ii) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such first Person is subject, whether or not the obligation or obligation secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured), (iii) Guarantees of Indebtedness of other Persons, (iv) any Redeemable Stock (provided, however, that Redeemable Stock of the Company shall not constitute Indebtedness if such Redeemable Stock may not be redeemed prior to the first anniversary of the Stated Maturity of the __% Debentures), (v) any Attributable Indebtedness, (vi) all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions issued for the account of such Person, (vii) in the case of the Company, Preferred Stock of its Restricted Subsidiaries and
               (viii) to the extent not otherwise included in clauses (i) through (vii) of this paragraph, any payment obligations of any such Person at the time of determination under any Hedging Obligation. For purposes of this definition, the





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                                                                         12





               maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations in respect thereof
               at such date.   For purposes of this definition, the amount
               of the payment obligation with respect to any Hedging Obligation shall be an amount equal to (i) zero, if such obligation is an Interest Rate Obligation permitted pursuant to clause (vi) of Section 4.9(b) or (ii) the notional amount of such Hedging Obligation, if such Hedging Obligation is not an Interest Rate Agreement so permitted.

                         "Interest Rate Agreement" means, for any Person,
               any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

                         "Investment" by any Person means any direct or
               indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                         "Investment Grade Rating" means a rating equal to
               or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and BBB- (or the equivalent) by Standard & Poor's Ratings Group (or any successor to the rating agency business thereof).

                         "Issue Date" means the date on which the __%
               Debentures are initially issued.






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                                                                         13





                         "Leverage Ratio" is defined as the ratio of
               (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Company, its Restricted Subsidiaries) divided by (ii) the Annualized Pro Forma EBITDA of such Person.

                         "Lien" means, with respect to any Property of any
               Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                         "Net Available Cash" from an Asset Sale means cash
               payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such Properties or assets or received in any other noncash form) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, and in each case net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

                         "Net Cash Proceeds" with respect to any issuance
               or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees





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                                                                         14





               actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                         "Officer" means the Chief Executive Officer, the
               President, the Chief Financial Officer or any Executive Vice President of the Company.

                         "Permitted Holders" means Haynes G. Griffin,
               Stephen R. Leeolou, L. Richardson Preyer, Jr., Stuart S. Richardson, their estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 66 % of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist) and the Richardson Family.

                         "Permitted Investment" means an Investment by the
               Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practice of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $15 million at any one time outstanding; and (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments.






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                                                                         15





                         "Permitted Liens" means (i) Liens on the Property
               of the Company or any Restricted Subsidiary existing on the Issue Date; (ii) Liens to secure Indebtedness permitted to be Incurred under clause (ii) of Section 4.9(b); (iii) Liens on the Property of the Company or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (i), (ii), (vii) or (x); provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus improvements on such Property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clauses (i), (ii), (vii) or (x) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any premiums, fees and other expenses incurred by the Company in connection with such refinancing, refunding, extension, renewal or replacement;
               (iv) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;
               (v) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vii) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Lien shall not have been Incurred in anticipation or in connection with such transaction or series of related transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary; (viii) other Liens on the Property of





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                                                                         16





               the Company or any Restricted Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses;
               (ix) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (x) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary, or
               (xi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character.

                         "Permitted Receivables Facility" means a
               receivables financing facility pursuant to which any Restricted Subsidiary sells accounts receivable to a special purpose company or trust and in connection therewith such company or trust incurs Indebtedness secured by, or issues interests supported by, such accounts receivable.

                         "Permitted Refinancing Indebtedness" means any
               renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement (other than to finance fees and expenses, including any premium and defeasance costs), (ii) the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) the Stated Maturity





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                                                                         17





               of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being refinanced and (iv) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced; provided that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or
               (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                         "Person" means any individual, corporation,
               company (including any limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                         "Preferred Stock" means any Capital Stock of a
               Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                         "Pro Forma EBITDA" means for any Person, for any
               period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any disposition of any Person or business, Pro Forma EBITDA of such Person and its Subsidiaries shall be computed so as to give pro forma effect to such disposition and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; provided, however, that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to the "Restricted Subsidiaries" of the Company.

                         "Property" means, with respect to any Person, any
               interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in, and other securities of, any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).





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                                                                         18





                         "Rating Agencies" mean Standard & Poor's Ratings
               Group, a division of McGraw Hill, Inc., and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

                         "Rating Date" means the date which is 90 days
               prior to the earlier of (i) a Change of Control and
               (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

                         "Rating Decline" means, with respect to the __%
               Debentures, the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of such __% Debentures is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the __% Debentures are assigned an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the __% Debentures by one of the Rating Agencies shall be below an Investment Grade Rating; or (b) in the event the __% Debentures are rated below an Investment Grade Rating by at least one of the Rating Agencies on the Rating Date, the rating of the __% Debentures by at least one of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

                         "Redeemable Dividend" means, for any dividend with
               regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

                         "Redeemable Stock" means, with respect to any
               Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable for Indebtedness.







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



                                                                         19





                         "Registrar" means the office or agency established
               pursuant to Section 4.2 where __% Debentures may be presented for registration of transfer or for exchange.

                         "Related Business" means any business directly
               related to the ownership, development, operation and acquisition of telecommunications systems.

                         "Related Entity" means a Person substantially all
               of whose Property consists of Subsidiaries and Investments in Persons, the primary businesses of which are Related Businesses.

                         "Restricted Payment" means (i) any dividend or
               distribution (whether made in cash, property or securities) declared or paid on or with respect to any shares of Capital Stock of the Company or Capital Stock of any Restricted Subsidiary except for any dividend or distribution which is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) of the Company; (ii) a payment made by the Company or any Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Stock of the Company or Capital Stock of any Affiliate of the Company (other than a Restricted Subsidiary) or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock; (iii) a payment made by the Company or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the __% Debentures purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of the Company which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the __% Debentures; or (iv) an Investment (other than Permitted Investments) in any Person.

                         "Restricted Subsidiary" means (i) any Subsidiary
               of the Company after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as





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                                                                         20





               permitted or required pursuant to the definition of "Unrestricted Subsidiary" and (ii) an Unrestricted
               Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to the definition of "Unrestricted Subsidiary".

                         "Richardson Family" means, collectively, the
               descendants of Lunsford Richardson, Sr., and any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

                         "Sale and Leaseback Transaction" means, with
               respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

                         "SEC" means the Securities and Exchange Commission.

                         "Stated Maturity" means, with respect to any
               security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                         "Subsidiary" of any specified Person means any
               corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which at least 50% of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (ii) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with generally accepted accounting principles such entity is consolidated





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                                                                         21





               with the first-named Person for financial statement purposes.

                         "Temporary Cash Investments" means any of the
               following: (i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof,
               (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rate "A-3" or "A-" or higher according to Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause
               (ii) above, and (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)).

                         "TIA" means the Trust Indenture Act of 1939
               (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                         "Trustee" means the party named as such in this
               Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                         "Unrestricted Subsidiary" means (a) Vanguard
               Cellular Services, Inc. and any other Subsidiary of the Company in existence on the Issue Date that is not a





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                                                                         22





               Restricted Subsidiary and (b) any Subsidiary of an Unrestricted Subsidiary. The Company's Board of Directors may designate any Subsidiary of the Company or any Restricted Subsidiary to be an Unrestricted Subsidiary if
               (i) the Subsidiary to be so designated does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (ii) the Subsidiary to be so designated is not obligated under any Indebtedness or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (iii) either
               (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such entity becoming a Subsidiary of the Company or any Restricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or of any Restricted Subsidiary will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the Company would be unable to Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.9(a). Except as provided in the second sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional indebtedness pursuant to clause (i) of Section 4.9(a) and
               (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Any such designation by the Company's Board of Directors will be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying (i) that such designation complies with the foregoing provisions and
               (ii) giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year).

                         "U.S. Government Obligations" means direct
               obligations (or certificates representing an ownership interest in such obligations) of the United States of





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                                                                         23





               America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                         "Voting Stock" of a corporation means all classes
               of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                         "Wholly Owned Subsidiary" means a Restricted
               Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more other Wholly Owned Subsidiaries.

               C.  Other Definitions.

                         The following terms are defined in this Supplement
               in the Sections indicated:

                                                          Defined in
                               Term                        Section

                 Affiliate Transaction              4.14
                 Bankruptcy Law                     7.1
                 covenant defeasance option         6.1(b)
                 Custodian                          7.1
                 __% Debentures                     Recitals
                 Depository                         I2E
                 DTC                                I2E
                 Event of Default                   7.1
                 Excess Proceeds                    4.12(c)
                 Global Securities                  I2E
                 Indenture                          Preliminary Statement
                 Interest Payment Date              I2E
                 legal defeasance option            6.1(b)
                 Notice of Default                  7.1
                 Prepayment Date                    4.12(c)
                 Purchase Offer                     4.12(c)
                 Record Date                        I2F
                 Successor Company                  10.1




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



                                                                         24





               2.  Terms of the __% Debentures.

                    A.  Designation.

                         The __% Debentures are hereby created and shall be
               issuable in one series. The __% Debentures shall be designated as the "__% Senior Debentures Due 2006".

                    B.  Dating of the __% Debentures.

                         All __% Debentures shall be dated the date of
               authentication.

                    C.  Maximum Aggregate Outstanding Amount.

                         The maximum aggregate principal amount of the __%
               Debentures that may be authenticated and delivered under this Supplement is limited to $200,000,000, except for __% Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other __% Debentures pursuant to Sections 2.6, 2.8, 2.9, 2.10, 2.11, 2.17, 5.2 or
               12.5 of the Indenture.

                    D.  Stated Maturity.

                         The principal amount of the __% Debentures shall
               be due and payable on April   , 2006.

                    E.  Denomination of __% Debentures.

                         The __% Debentures shall initially be represented
               by one or more global securities (the "Global Securities") deposited with The Depository Trust Company ("DTC"), as depositary, and registered in the name of a nominee of DTC. Except as set forth in the Indenture, the __% Debentures will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The term "Depository" refers to DTC or any successor depository, as depositary.

                    F.  Payments of Principal and Interest, Record Dates

                         Each __% Debenture shall bear interest on its
               outstanding principal balance from             , 1996 at
                   % per annum until payment of the principal thereof has
               been made or duly provided for.  Interest on the __%
               Debentures shall be paid semi-annually on           and
                        , commencing on           , 1996 (each an "Interest





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                                                                         25





               Payment Date"). Interest on the __% Debentures shall be computed on the basis of a 360-day year of twelve 30-day
               months, from the later of:  (1)           , 1996 or (2) the
               most recent Interest Payment Date to which interest has been paid or duly provided for to the end of the next Interest Payment Date. Interest on the __% Debentures shall be payable in lawful money of the United States of America.

                         The principal of each __% Debenture shall be
               payable on the date due upon delivery and surrender of such __% Debenture to the Trustee at the principal office of the Trustee in lawful money of the United States of America by check or by wire transfer of immediately available funds.

                         The record date ("Record Date") for each Interest
               Payment Date shall be the close of business on the
               and            next preceding each Interest Payment Date,
               whether or not such date shall be a Business day.

                    G.  Form of __% Debentures.

                         The __% Debentures shall all be issued in global
               form. The form of the __% Debentures and the Trustee's certificate of authentication are attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of the Indenture. Each of the __% Debentures shall be numbered consecutively from A-1 upward. The __% Debentures shall bear a CUSIP number, but any failure to indicate or any error in such CUSIP number shall not in any way affect the validity of the __% Debentures. The terms of the __% Debentures set forth in Exhibit A are part of the terms of this Indenture.

                    H.  Ranking.

                         The __% Debentures shall constitute unsecured and
               unsubordinated indebtedness of the Company and shall rank pari passu with any other unsecured and unsubordinated indebtedness of the Company.

                    I.  Sinking Fund.

                         There will be no mandatory sinking fund payments
               for the __% Debentures.

               3.   Provisions Supplemental to Article II of Indenture.



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                                                                         26





                    A. Article II of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 2.6, the following:

                         The __% Debentures shall be issued in registered
                    form and shall be transferable only upon the surrender of a __% Debenture for registration of transfer. When a __% Debenture is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When __% Debentures are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of __% Debentures of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate __% Debentures at the Registrar's or co-registrar's request.

                    B. Article II of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the phrase "of evidence" in the first sentence of
               Section 2.9, the phrase "that the requirements of Section 8-405 of the Uniform Commercial Code have been met and evidence".

                    C. Article II of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the first sentence of Section 2.11, the following:

                         The Company may not issue new __% Debentures to
                    replace __% Debentures it has redeemed, paid or delivered to the Trustee for cancellation.

                    D. Article II of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 2.13, the following:

                         SECTION 2.14.  Registrar and Paying Agent.

                         The Company shall enter into an appropriate agency
               agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provi-sions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of





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                                                                         27





               any such agent. If the Company fails to maintain a Regis-trar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.2. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                         The Company initially appoints the Trustee as
               Registrar and Paying Agent in connection with the __% De-bentures.

                         SECTION 2.15. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably prac-ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                         SECTION 2.16. Outstanding __% Debentures. __% Debentures outstanding at any time are all __% Debentures authenticated by the Trustee except for those canceled by it, those paid pursuant to Section 2.9, those delivered to it for cancellation and those described in this Section as not outstanding. A __% Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the __% Debenture.

                         If a __% Debenture is replaced pursuant to Sec-
               tion 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced __% Debenture is held by a bona fide purchaser.

                         If the Paying Agent segregates and holds in trust,
               in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the __% Debentures (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such __% Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                         SECTION 2.17. Temporary __% Debentures. Until definitive __% Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate





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                                                                         28





               temporary __% Debentures. Temporary __% Debentures shall be substantially in the form of definitive __% Debentures but may have variations that the Company considers appropriate for temporary __% Debentures. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive __% Debentures and deliver them in exchange for temporary __% Debentures.

                         SECTION 2.18. Record Date. The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or to consent to any action by vote of consent authorized or permitted by Sections 3.15,
               7.5 and 7.6. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to
               Section 2.15 prior to such solicitation.

               4.   Provisions Supplemental to Article III of the
                    Indenture.


                    A.   For purposes of the __% Debentures only,
               Section 3.12 of the Indenture is hereby superseded in its entirety and replaced by the following:

                         SECTION 3.12. Governing Law. The Indenture and each __% Debenture issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                    B.   Article III of the Indenture is hereby
               supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 3.13, the following:

                         SECTION 3.14. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA
               s. 312(b) with other Securityholders with respect to their rights under this Indenture or the __% Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA s. 312(c).

                         SECTION 3.15. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action






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                                                                         29





               by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

               5.   Provisions Supplemental to Article IV of the Indenture.

                    A. For purposes of the __% Debentures, Section 4.4 of the Indenture is hereby superseded in its entirety and shall not apply to the __% Debentures.

                    B. Article IV of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 4.8, the following:

                         SECTION 4.9. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Leverage Ratio of the Company and the Restricted Subsidiaries (on a consolidated basis) would not exceed
               (1) 8.5 from the Issue Date until March 31, 1998 and (2) 7.5 after March 31, 1998 or (ii) such Indebtedness is Permitted Indebtedness.

                         (b) Permitted Indebtedness is defined to include any and all of the following: (i) Indebtedness pursuant to the revolving loan portion of the Credit Facility in an aggregate amount outstanding at any time not to exceed $75 million; (ii) Indebtedness in respect of Capital Lease Obligations and/or Capital Expenditure Indebtedness, provided, that (a) the aggregate principal amount of such Indebtedness does not exceed the Fair Market Value (on the date of such Incurrence) of the property or asset acquired or constructed and (b) the aggregate principal amount of all Indebtedness Incurred under this clause (ii) during any calendar year does not exceed $25 million;
               (iii) Indebtedness of the Company evidenced by the __% Debentures; (iv) Indebtedness of the Company owing to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted





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                                                                         30





               Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;
               (v) Indebtedness (other than Indebtedness permitted by the immediately preceding paragraph or elsewhere in this paragraph) in an aggregate principal amount outstanding at any time not to exceed $25 million; (vi) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting interest rate risks, provided, that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant; (vii) Indebtedness in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;
               (viii) Indebtedness outstanding on the Issue Date not otherwise described in clauses (i) through (vii) above; and
               (ix) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (i) of
               Section 4.9(a) and clauses (ii), (iii) and (viii) of this
               Section 4.9(b).

                         SECTION 4.10.  Limitation on Restricted Payments.
               (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (i) a Default or Event of Default shall have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.9(a) or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of
               (1) the excess of (A) Cumulative EBITDA over (B) the product of 1.5 and Cumulative Interest Expense, (2) Capital Stock Sale Proceeds, (3) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Redeemable Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon conversion or exchange) and
               (4) an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (A) dividends,





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                                                                         31





               repayment of loans or advances, or other transfers or distributions of Property (but only to the extent the Company excludes such transfers or distributions from the calculation of EBITDA for purposes of clause (iii)(1) above), in each case to the Company or any Restricted Subsidiary from any Person or (B) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed, in the case of (A) or (B), the amount of such Investments previously made by the Company and its Restricted Subsidiaries in such Person or such Unrestricted Subsidiary, as the case may be, which were treated as Restricted Payments.

                         (b) Notwithstanding Section 4.10(a), the Company may (i) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture, (ii) redeem, repurchase, defease, acquire or retire for value, any Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the __% Debentures with the proceeds of any Permitted Refinancing Indebtedness, (iii) acquire, redeem or retire Capital Stock of the Company or Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the __% Debentures in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Redeemable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any Subsidiary),
               (iv) consummate an exchange of Investments in Persons, the primary businesses of which are Related Businesses, but only if such exchange complies with clauses (i) and (ii)(B) of
               Section 4.12(a), (v) receive Capital Stock of Geotek Communications, Inc. pursuant to the Geotek Management Consulting Agreement and (vi) make Investments in Persons the primary businesses of which are Related Businesses (other than Investments in the Capital Stock of the Company) in an amount at any time outstanding not to exceed in the aggregate for all such Investments made in reliance upon this clause (vi), the sum of (1) $50 million and (2) an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from payments of dividends, repayment of loans or advances, or other transfers or distributions of Property to the Company or any Restricted Subsidiary from any Person (but only to the extent such net reduction in Investments has not been





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                                                                         32





               utilized to permit a Restricted Payment pursuant to clause
               (iii)(1) or (iii)(4) in Section 4.10(a)) not to exceed, in the case of clause (vi)(2), the amount of such Investments previously made by the Company and its Restricted Subsidiaries in such Person which were treated as Restricted Payments; provided, however, that no more than $25 million of the aggregate Investments permitted to be made pursuant to this clause (vi) may be utilized to make Investments in Inter-Act Systems, Inc.

                         (c)  Any payments made pursuant to clauses (ii),
               (iii), (iv) and (v) of Section 4.10(b) shall be excluded from the calculation of the aggregate amount of Restricted Payments made after the Issue Date; provided, however, that the proceeds from the issuance of Capital Stock pursuant to clause (iii) of Section 4.10(b) shall not constitute Capital Stock Sale Proceeds for purposes of clause (iii)(2) of
               Section 4.10(a).

                         SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether now owned or hereafter acquired, including any Lien on any interest in, or any income or profits from, its Property unless (a) with respect to any Restricted Subsidiary, such Lien secures Indebtedness other than Guarantees of Indebtedness of the Company or (b) effective provision has been or will be made whereby the __% Debentures will be secured by such Lien; provided, however, that no Lien may be granted with respect to Indebtedness of the Company that is subordinated to the __% Debentures.

                         SECTION 4.12. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) (A) at least 80% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or (B) the consideration paid to the Company or such Restricted Subsidiary is determined in good faith by the Board of Directors of the Company, as evidenced by a Board Resolution, to be substantially comparable in type to the assets being sold.





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



                                                                         33





                         (b)  The Net Available Cash (or any portion
               thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects, (i) to prepay, repay or purchase Indebtedness under the Credit Facility or Indebtedness of a Restricted Subsidiary (excluding Indebtedness owed to the Company or an Affiliate of the Company); or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary). Any Net Available Cash from an Asset Sale not applied in accordance with the first sentence of this Section 4.12(b) within one year from the date of such Asset Sale or the receipt of such Net Available Cash shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15 million (taking into account income earned on such Excess Proceeds), the Company will be required to make an offer to purchase (the Prepayment Offer ) the __% Debentures, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (if any) to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate principal amount of __% Debentures surrendered for purchase by holders thereof exceeds the amount of Excess Proceeds, then the Trustee shall select the __% Debentures to be purchased pro rata according to principal amount or by lot with such adjustments as may be deemed appropriate by the Company so that only __% Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of __% Debentures have been given the opportunity to tender their __% Debentures for purchase as described in
               Section 4.12(c), the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

                         (c) Within five Business days after one year from the date of an Asset Sale or the receipt of Net Available Cash therefrom, the Company shall, if it is obligated to make a Prepayment Offer, send a written notice, by first-class mail, to the holders of the __% Debentures (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders of the __%





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                                                                         34





               Debentures to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (i) that the Company is offering to purchase __% Debentures pursuant to the provisions of this
               Section 4.12, (ii) that any Debenture (or any portion thereof) accepted for payment (and duly paid on the Purchase
               Date) pursuant to the Prepayment Offer shall cease to accrue interest after the Purchase Date, (iii) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (iv) the aggregate principal amount of __% Debentures (or portions thereof) to be purchased and (v) a description of the procedure which holders of __% Debentures must follow in order to tender their __% Debentures (or portions thereof) and the procedures that holders of __% Debentures must follow in order to withdraw an election to tender their __% Debentures (or portions thereof) for payment.

                         SECTION 4.13  Limitation on Restrictions on
               Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary, (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. Such limitation will not apply (1) with respect to clauses (a), (b) and (c), to encumbrances and restrictions (i) in existence under or by reason of any agreements (not otherwise described in clause (iii)) in effect on the Issue Date, (ii) relating to Indebtedness of a Restricted Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, (iii)(a) any encumbrance or restriction pursuant to the Credit Facility, provided that such restrictions or encumbrances are no less favorable to





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                                                                         35





               the holders of the __% Debentures than those restrictions or encumbrances pursuant to the Credit Facility as in effect on the date of the Indenture; provided further, however, that the provisions of the Credit Facility permit distributions to the Company for the purpose of, and in an amount sufficient to fund, the payment of principal due at maturity and interest in respect of the __% Debentures (provided, in either case, that such payment is due or to become due within 30 days from the date of such distribution) at a time when there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Facility to declare all amounts thereunder due and payable or (iv) which result from the renewal, refinancing, extension or amendment of an agreement referred to in the immediately preceding clauses (1)(i) and (ii) above and in clauses (2)(i) and (ii) below, provided, such encumbrance or restriction is no more restrictive to such Restricted Subsidiary and is not materially less favorable to the holders of __% Debentures than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced, and (2) with respect to clause (c) only, to (i) any encumbrance or restriction relating to Indebtedness that is permitted to be Incurred and secured pursuant to the provisions under Section 4.9 and
               Section 4.11 that limits the right of the debtor to dispose of the assets or Property securing such debt, (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (iii) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (iv) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

                         SECTION 4.14. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are (1) set forth in writing, (2) in the best interest of the Company or such Restricted Subsidiary, as





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                                                                         36





               the case may be, and (3) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (ii) with respect to an Affiliate Transaction involving aggregate payments or value in excess of $15 million, the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (i)(2) and (3) of this paragraph as evidenced by a Board Resolution and (iii) with respect to an Affiliate Transaction involving aggregate payments or value in excess of $25 million, the Company obtains a written opinion from an independent appraisal firm to the effect that such Affiliate Transaction is fair, from a financial point of view.

                         (b) Notwithstanding Section 4.14(a), the Company
               may enter into or suffer to exist the following: (i) any transaction pursuant to any contract in existence on the Issue Date; (ii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries; (iii) any Restricted Payment permitted to be made pursuant to Section 4.10; (iv) the payment of compensation (including, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Restricted Subsidiaries, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; and (v) loans and advances to employees made in the ordinary course of business and consistent with past practice of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $15 million at any one time outstanding.

                         SECTION 4.15. Ownership of Vanguard Cellular Financial Corp. The Company will at all times maintain its direct 100% ownership of the Capital Stock of Vanguard Cellular Financial Corp., the primary obligor with respect to the Credit Facility, and any other Subsidiary serving as primary obligor with respect to the Credit Facility prior to






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                                                                         37





               the assumption of the Credit Facility by Vanguard Cellular Financial Corp.

                         SECTION 4.16. SEC Reports. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA s. 314(a).


               6.   Provisions Supplemental to Article V of the Indenture.

                    A. Article V of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 5.7, the following (which, to the extent inconsistent therewith, shall supersede Section
               5.2 of the Indenture with respect to the __% Debentures):

                         SECTION 5.8. Notices to Trustee. If the Company elects to redeem __% Debentures pursuant to paragraph 5 of the __% Debentures, it shall notify the Trustee in writing of the redemption date, the principal amount of __% Debentures to be redeemed and the paragraph of the __% Debentures pursuant to which the redemption will occur.

                         The Company shall give each notice to the Trustee
               provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the __% Debentures are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.








PAGE

               7.   Provisions Supplemental to Article VI of the Indenture.

                    A.   For purposes of the __% Debentures only,
               Section 6.1 of the Indenture is hereby superseded in its entirety and replaced by the following:

                         SECTION 6.1.  Discharge of Liability on __%
               Debentures; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding __% Debentures (other than __% Debentures replaced pursuant to Section 2.9) for cancellation or (ii) all outstanding __% Debentures have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
               Article V of the Indenture, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding __% Debentures, including interest thereon (other than __% Debentures replaced pursuant to Section 2.9), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 6.1(c) and 6.5, cease to be of further effect with respect to the __% Debentures. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                         (b) Subject to Sections 6.1(c), 6.1A and 6.5, the Company at any time may terminate (i) all its obligations under the __% Debentures and this Indenture with respect to the __% Debentures ("legal defeasance option") or (ii) its obligations under Sections 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 (to the extent that failure to comply with such Section 4.16 shall not violate the TIA), and
               Section 10.1(a)(iv) and the related operation of
               Section 7.1(4) and the operation of Sections 7.1(6), 7.1(7) (with respect to Restricted Subsidiaries), 7.1(8) (with respect to Restricted Subsidiaries) and 7.1(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                         If the Company exercises its legal defeasance
               option, payment of the __% Debentures may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the __% Debentures may not be accelerated because of an Event of Default specified in Sections 7.1(4), 7.1(5) (with respect to Section 10.1(a)(iv)), 7.1(6), 7.1(7) (with respect to Restricted Subsidiaries), 7.1(8) (with respect to Restricted Subsidiaries) and 7.1(9) (except to the extent covenants or agreements referenced in such Sections remain applicable).

                         Upon satisfaction of the conditions set forth
               herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.7, 2.9, 2.10, 2.14, 2.15, 4.8, 6.2, 6.4, 6.5, 11.2 and 11.6 shall survive until the __% Debentures have been paid in full. Thereafter, the Company's obligations in Sections 6.2, 6.4 and 11.2 shall survive.

                         SECTION 6.1A. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                         (1) the Company irrevocably deposits in trust with
                    the Trustee money or U.S. Government Obligations for the payment of principal and interest on the __% Debentures to maturity or redemption, as the case may be;

                         (2) the Company delivers to the Trustee a
                    certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the __% Debentures to maturity or redemption, as the case may be;

                         (3) 123 days pass after the deposit is made and
                    during the 123-day period no Default specified in
                    Section 7.1(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                         (4) no Default has occurred and is continuing on
                    the date of such deposit and after giving effect thereto;







PAGE

                         (5) the deposit does not constitute a default
                    under any other agreement binding on the Company;

                         (6) the Company delivers to the Trustee an Opinion
                    of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                         (7) in the case of the legal defeasance option,
                    the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling, or
                    (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                         (8) in the case of the covenant defeasance option,
                    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                         (9) the Company delivers to the Trustee an
                    Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the __% Debentures as contemplated by this Article VI have been complied with.

                         Before or after a deposit, the Company may make
               arrangements satisfactory to the Trustee for the redemption of __% Debentures at a future date in accordance with
               Article V.

                    B. Article VI of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 6.3, the following:





PAGE

                         SECTION 6.4.  Indemnity for Government
               Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                         SECTION 6.5. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the __% Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article VI until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VI.


               8.   Provisions Supplemental to Article VII of the
                    Indenture.

                    A.   For purposes of the __% Debentures only,
               Section 7.1 of the Indenture is hereby superseded in its entirety and replaced by the following:

                         SECTION 7.1. Events of Default. An "Event of Default" occurs if:

                         (1) the Company fails to make any payment of
                    interest on any __% Debenture when the same becomes due and payable, and such failure continues for a period of 30 days;

                         (2) the Company (i) fails to make the payment of
                    the principal of any __% Debenture when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, or otherwise, or
                    (ii) fails to redeem or purchase __% Debentures when required pursuant to this Indenture or the __% Debentures;

                         (3) the Company fails to comply with Section 10.1;

                         (4) the Company fails to comply with Section 4.2,
                    4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,





PAGE

                    4.14, 4.15 or 4.16 (other than a failure to purchase __% Debentures when required under Section 4.12 or 14.1) and such failure continues for 30 days after the notice specified below, or the Company fails to give the notice specified below;

                         (5) the Company fails to comply with any of its
                    agreements in the __% Debentures or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below or the Company fails to give the notice specified below;

                         (6) Indebtedness for borrowed money of the Company
                    or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof, the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000 or its Dollar Equivalent at the time and such default or acceleration continues for 10 days after notice specified below;

                         (7) the Company or any Restricted Subsidiary
                    pursuant to or within the meaning of any Bankruptcy
                    Law:

                              (A) commences a voluntary case;

                              (B) consents to the entry of an order for
                         relief against it in an involuntary case;

                              (C) consents to the appointment of a
                         Custodian of it or for any substantial part of its property; or

                              (D) makes a general assignment for the
                         benefit of is creditors;

                    or takes any comparable action under any foreign laws relating to insolvency;

                         (8) a court of competent jurisdiction enters an
                    order or decree under any Bankruptcy Law that:

                              (A) is for relief against the Company or any
                         Restricted Subsidiary in an involuntary case;


PAGE

                              (B) appoints a Custodian of the Company or
                         any Restricted Subsidiary or for any substantial part of its property; or

                              (C) orders the winding up or liquidation of
                         the Company or any Restricted Subsidiary;

                    or any similar relief is granted under any foreign laws, and any order or decree described in this Section 7.1(8) remains unstayed and in effect for 60 days; or

                         (9) any judgment or decree for the payment of
                    money in excess of $15,000,000 or its Dollar Equivalent at the time is entered against the Company or any Restricted Subsidiary and is not discharged and either
                    (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 30 consecutive days following the entry of such judgment or decree during which, in the case of
                    (A) or (B), such enforcement proceeding, judgment or decree is not discharged, waived or the execution thereof stayed and such default continues for 10 days after the notice specified below.

                         The foregoing will constitute Events of Default
               whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                         The term "Bankruptcy Law" means Title 11, United
               States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                         A Default under clause (4), (5), (6) or (9) is not
               an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the __% Debentures notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                         The Company shall deliver to the Trustee, within
               30 days after the occurrence thereof, written notice in the





PAGE
               form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                    B. For purposes of the __% Debentures only, the first two sentences of Section 7.2 of the Indenture are hereby superseded in their entirety and replaced by the following:

                         If an Event of Default (other than an Event of
               Default specified in Section 7.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the __% Debentures by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the __% Debentures to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.1(7) or (8) with respect to the Company occurs, the principal of and interest on all the __% __% Debentures shall become and be immediately due and payable without any declaration or other action the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the __% Debentures by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                    C.   Article VII of the Indenture is hereby
               supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 7.2, the following:

                    The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                    D.   Article VII of the Indenture is hereby
               supplemented with respect to the __% Debentures by






PAGE
               inserting, following the final word of the first sentence of the second paragraph of Section 7.5, the following:

                    or a Default in respect of a provision that under
                    Section 12.2 cannot be amended without the consent of each Securityholder affected

                    E. For purposes of the __% Debentures only, the term "a majority" in the first sentence of Section 7.7 of the Indenture is hereby superseded and replaced by the phrase "at least 25%".

                    F.   Article VII of the Indenture is hereby
               supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 7.9, the following:

                         SECTION 7.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.7 or a suit by Holders of more than 10% in principal amount of the __% Debentures.

               9.   Provisions Supplemental to Article X of the Indenture.

                    A.   For purposes of the __% Debentures only,
               Section 10.1 of the Indenture is hereby superseded in its entirety and replaced by the following:

                         SECTION 10.1. When Company May Merge or Transfer Property. (a) The Company shall not consolidate with or merge with or into any Person, or convey, transfer or lease all or substantially all its Property, unless: (i) either
               (a) the Company shall be the continuing Person in the case of a merger or consolidation or (b) the resulting, surviving or transferee Person if other than the Company (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor

               Company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the __% Debentures and this Indenture; (ii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company's Property, such Property shall have been transferred as an entirety or virtually as an entirety to the Successor Company; (iii) immediately before and after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company, the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Company, the Successor Company or such Restricted Subsidiary at the time of such transaction), the Company or the Successor Company, as the case may be, could incur an additional $1.00 of Indebtedness pursuant to clause (i) of
               Section 4.9(a); and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                         (b) The Successor Company shall succeed to, and be
               substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease shall not be released from the obligation to pay the principal of and interest on the __% Debentures.

                         (c) Notwithstanding clauses (ii), (iii) and (iv)
               of Section 10.1(a), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its Property to the Company.




PAGE

               10. Provisions Supplemental to Article XI of the Indenture.

                    A. Article XI of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the final sentence of the first paragraph of Section 11.1, the following:

                    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                    B. Article XI of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the penultimate sentence of Section 11.5, the following:

                         The Trustee shall at all times satisfy the
                    requirements of TIA s. 310(a). No obligor upon the __% Debentures or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the __% Debentures. The Trustee shall comply with TIA s. 310(b); provided, however, that there shall be excluded from the operation of TIA s. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA s. 310(b)(1) are met.

                    C. Article XI of the Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 11.14, the following:

                         SECTION 11.15. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA
               s. 311(a), excluding any creditor relationship listed in TIA
               s. 311(b). A Trustee who has resigned or been removed shall be subject to TIA s. 311(a) to the extent indicated.

               11.  Provisions Supplemental to Article XII of the
                    Indenture.

                    A.   Article XII of the Indenture is hereby
               supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 12.1, the following:


PAGE

                    After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                    B.   For purposes of the __% Debentures only,
               Section 12.2 of the Indenture is hereby superseded in its entirety and replaced by the following:

                         SECTION 12.2. Modification of Indenture With Consent of Holders. The Company and the Trustee may amend this Indenture or the __% Debentures without notice to any Securityholders but with the written consent of the Holders of at least a majority in principal amount of the __% Debentures. However, without the consent of each Securityholder affected, an amendment may not:

                         (1) reduce the amount of __% Debentures whose
                    Holders must consent to an amendment;

                         (2) reduce the rate of or extend the time for
                    payment of interest on any __% Debenture;

                         (3) reduce the principal of or extend the Stated
                    Maturity of any __% Debenture;

                         (4) reduce the premium payable upon the redemption
                    of any __% Debenture or change the time at which any __% Debenture may be redeemed in accordance with
                    Article V;

                         (5) make any __% Debenture payable in money other
                    than that stated in the __% Debenture;

                         (6) subordinate in right of payment, or otherwise
                    subordinate, the __% Debentures to any other obligation of the Company; or

                         (7) make any change in Section 7.5, 7.6 or 7.7 or
                    the second sentence of this Section.

                         It shall not be necessary for the consent of the
               Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.






PAGE

                         After an amendment under this Section becomes
               effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                    C.   Article XII of the Indenture is hereby
               supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 12.5, the following:


                         SECTION 12.6. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a __% Debenture shall bind the Holder and every subsequent Holder of that __% Debenture or portion of the __% Debenture that evidences the same debt as the consenting Holder's __% Debenture, even if notation of the consent or waiver is not made on the __% Debenture. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's __% Debenture or portion of the __% Debenture if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                         The Company may, but shall not be obligated to,
               fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons, who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                         SECTION 12.7. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this
               Article XII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.
               If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to





PAGE
               receive, and (subject to Section 11.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture and that all conditions precedent to execution, delivery and performance of such amendment have been satisfied; (ii) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) the Indenture, (b) the Articles of Incorporation or ByLaws of the Company, (c) any law or regulation applicable to the Company, (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or (e) any material agreement or instruments to which the Company is subject; (iv) such amendment has been duly and validly executed and delivered by the Company, and the Indenture together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) the Indenture together with such amendment complies with the TIA. Any opinion of counsel with respect to the foregoing may be based upon such counsel's knowledge of the Company and may contain such other qualifications as shall be reasonably acceptable to the Trustee.

                         SECTION 12.8. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the __% Debentures unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.










PAGE

                    D. The Indenture is hereby supplemented with respect to the __% Debentures by inserting, following the final sentence of Section 13.12, the following:

                                        ARTICLE XIV

                                Right to Require Repurchase


                         SECTION 14.1. Purchase of the Option of Holders Upon a Change of Control. (a) Upon a Change of Control Triggering Event, each Holder shall have the right to require that the Company repurchase such Holder's __% Debentures at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), in accordance with the terms contemplated in Section 14.1(b).

                         (b)  Within 30 days following any Change of
               Control Triggering Event, the Company shall cause a notice of the offer required by this Section 14.1 to be sent at least once to the Dow Jones News Service or similar business news service in the United States and send, by first-class mail to each Holder, a notice to each Holder with a copy to the Trustee stating:

                         (1) that a Change of Control Triggering Event has
                    occurred and that such Holder has the right to require the Company to purchase such Holder's __% Debentures at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

                         (2) the circumstances and relevant facts regarding
                    such Change of Control Triggering Event which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, (ii) a description of material business developments in the Company's business subsequent to the date of the latest of such Reports and (iii) information with respect to pro forma





PAGE
                    historical income, cash flow and capitalization, each after giving effect to the Change of Control;

                         (4) the date such Change of Control Triggering
                    Event is deemed to have occurred;

                         (3) the purchase date (which shall be no earlier
                    than 30 days nor later than 60 days from the date such notice is mailed); and

                         (4) the instructions determined by the Company,
                    consistent with this Section, that a Holder must follow in order to have its __% Debentures purchased, together with the information contained in Section 14.1(c) (and including any related materials).

                         (c) Not later than the date upon which written notice required by Section 14.1(b) is delivered to the Trustee, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. Holders electing to have a __% Debenture purchased will be required to surrender the __% Debenture, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the __% Debenture which was delivered for purchase by the Holder, the certificate number of such __% Debenture and a statement that such Holder is withdrawing his election to have such __% Debenture purchased.

                         (d)  On the purchase date, the Company shall
               deliver to the Trustee the __% Debentures or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the purchase date, mail or deliver payment of the purchase price to each tendering Holder. In the event that the aggregate purchase price of the __% Debentures delivered by the Company to the Trustee is less than the amount deposited with the Trustee,






PAGE
               the Trustee shall deliver the excess to the Company immediately after the end of the payment date.

                         SECTION 14.2. Covenant to Comply with Securities Laws upon Purchase of __% Debentures. In connection with any purchase of securities under Section 4.12 or
               Section 14.1 by the Company, the Company shall, to the extent then applicable and required by law, (i) comply with Rule 14e-1 (which term, as used herein, includes any successor provisions thereto) under the Exchange Act and
               (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under
               Section 4.12 or Section 14.1 to be exercised in the time and in the manner specified in such Sections. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of Section 4.12 or
               Section 14.1, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in such Section 4.12 or Section 14.1 by virtue thereof.


               II.  GENERAL PROVISIONS OF THIS SUPPLEMENT

                    A.  Governing Law

                         THIS SUPPLEMENT AND EACH __% DEBENTURE ISSUED
               HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


                    B.  Counterparts

                         This Supplement may be executed in any number of
               counterparts, each of which so executed shall be deemed to be an original, but both of which shall together constitute but one and the same instrument.

                    C.  Miscellaneous

                         (a) Except as expressly supplemented by this Supplement, the Indenture shall remain unchanged and in full force and effect.







PAGE

                         (b)  This Supplement shall be construed as
               supplemental to the Indenture and shall form a part thereof with respect to the __% Debentures.

                         (c)  All references in the Indenture to any
               Section of the Indenture shall be deemed, for purposes of the __% Debentures, to refer to such Section of the Indenture as supplemented by the relevant provisions of this Supplement.




PAGE

                         IN WITNESS WHEREOF, the Company and the Trustee
               have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                             VANGUARD CELLULAR SYSTEMS,
                                             INC.,

                                               by

                                                 Name:
                                                 Title:


                                             THE BANK OF NEW YORK,
                                             AS TRUSTEE

                                               by

                                                 Name:
                                                 Title:


PAGE

                                                                  EXHIBIT A
                           [FORM OF FACE OF SECURITY]

No.                                                                $

                           % Senior Debenture Due 2006

                                                      CUSIP No.


                  Vanguard Cellular Systems, Inc., a North Carolina corporation,
promises to pay to                    , or registered assigns, the principal
sum of                 Dollars on
                       .

                  Interest Payment Dates:                       and         .

                  Record Dates:                                 and         .

                  Additional provisions of this Security are set forth on the other side of this Security.


                                                     VANGUARD CELLULAR
                                                     SYSTEMS, INC.,

                                                       by

                                                         -----------------------
                                                              Name:
                                                              Title:


                                                         -----------------------
                                                              Name:
                                                              Title:
Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

[SEAL] THE BANK OF NEW YORK,
              as Trustee, certifies
               that this is one of
              the Securities referred
              to in the Indenture.

  by
    -----------------------------
            Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                           % Senior Debenture Due 2006


1.  Interest

                  Vanguard Cellular Systems, Inc., a North Carolina corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on and of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from . Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the or next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


3.  Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying
Agent and Registrar.  The Company may appoint and change any

Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

                  The Company issued the Securities under an Indenture dated as of , 1996 (as supplemented by a First Supplemental Indenture dated as of April , 1996 between the Company and the Trustee, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $200,000,000 aggregate principal amount (subject to Section
2.9 of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company.


5.  Optional Redemption

                  The Securities may not be redeemed prior to __________, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

                  if redeemed during the 12-month period beginning
- -----------,

                  Period                                         Percentage

                  2001                                                    %
                  2002                                                    %
                  2003                                                    %
                  2004 and thereafter at                               100%.


6.  Notice of Redemption

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Securities to be redeemed at the addresses of such Holders as they appear in the Security Register.

                  If less than all of the Securities are to be redeemed at any time, the Securities to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Security is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Security at the close of business on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Securities to be redeemed on the applicable Redemption Date will cease to accrue.

                  The Securities are not subject to any sinking fund.

7. Repurchase of Securities at the Option of Holders upon Change of Control

                  Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

                  Within 30 calendar days following any Change of Control Triggering Event, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to the Trustee and each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase
Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.


8. Repurchase of Securities at the Option of Holders upon Asset Sale

                  If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall, within five Business days of the date the amount of Excess Proceeds exceeds $15,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Securities in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof on any Purchase Date plus accrued and unpaid interest thereon, if any, to the Purchase Date. Upon completion of a Prepayment Offer (including payment for accepted Securities), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  Within five Business days of the date the amount of Excess Proceeds exceeds $15,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Prepayment Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Security pursuant to the Prepayment Offer. Unless the Company defaults in the payment of the purchase price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Prepayment Offer will cease to accrue interest from and after the Purchase Date.


9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.


10.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to add additional covenants or to surrender rights and powers conferred on the Company; (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iii) to secure the Securities; (iv) to cure any ambiguity, omission, defect or inconsistency; (v) to make any change that does not adversely affect the rights of any Securityholder in any material respect; or (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.


14.  Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the

Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.


15.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


19.  Governing Law

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

                  The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                                        Vanguard Cellular Systems, Inc.
                                        2002 Pisgah Church Road, Suite 300
                                        Greensboro, North Carolina 27455
                                        Attention:  General Counsel

20.      Ranking

                  The Securities will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company and principal, premium (if any) and interest with respect to the Securities will be senior in right of payment with all future subordinated indebtedness of the Company.

21.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


- ------------------------------------------------------------
- ---------

Date: ________________ Your Signature: _____________________


- ------------------------------------------------------------
- ---------
Sign exactly as your name appears on the other side of this Security.

         Signature Guarantee:________________________________
                                (Signature must be guaranteed)

                       OPTION OF HOLDER TO ELECT PURCHASE

                   If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or 14.1 of the Indenture, check the box: ( )

                    If you want to elect to have only part of this Security purchased by the Company pursuant to
Section 4.12 or 14.1 of the Indenture, state the amount:
$


Date: __________________ Your Signature: __________________
                                      (Sign exactly as your name  appears
                                      on the other side of the Security)


Signature Guarantee:_______________________________________
                       (Signature must be guaranteed)